Exhibit 10.30

STOCK OPTION AWARD AGREEMENT

UNDER THE MORGANS HOTEL GROUP CO.
2006 OMNIBUS STOCK INCENTIVE PLAN

Name of Participant:
No. of Options:
Grant Date:

Pursuant to the Morgans Hotel Group Co. 2006 Omnibus Stock Incentive Plan (the “Plan”) of Morgans Hotel Group Co., a Delaware corporation (the “Company”), this Stock Option Award Agreement (this “Agreement”) is made and entered into as of this          day of                 , 2006 (the “Grant Date”), by and between the Company and                                      (the “Participant”).  Capitalized terms not defined in this Agreement have the meanings ascribed to them in the Plan.

1.             Grant of Stock Option.  The Company hereby grants to the Participant pursuant to the Plan the right and option (an “Option”) to purchase, subject to the terms of this Agreement and the Plan and subject to the vesting provisions of Sections 3 and 4, all or any part of the aggregate of                shares of the Company’s Stock (the “Shares”) at a purchase price per Share of $                             (the “Option Exercise Price”).  This Option is intended to be an Incentive Stock Option to the maximum extent permitted under the Code and the remainder is intended to be a Non-Qualified Stock Option.

2.             Term of Option.  This Option shall expire on the tenth (10) anniversary of the Grant Date (the “Expiration Date”) and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 4 of this Agreement.

3.             Vesting.

(a)           Time Vesting.  Except as otherwise provided herein, this Option shall vest as follows: (i) one-third on the first anniversary of the Grant Date and (ii) the remaining two-thirds in equal monthly installments on the last day of each month over the twenty-four month period thereafter. This Option shall be exercisable only to the extent that it has vested.  Except as provided in Section 4(d) of this Agreement, this Option shall cease to vest upon Participant’s termination of employment, and may be exercised after Participant’s date of termination only as set forth below.

(b)           Change in Control.  Upon a Change in Control (as defined in the Plan) this Option shall fully vest and become exercisable.

4.             Termination of Employment.

(a)           Termination of Employment for Any Reason Other than Death, Disability or Cause.  Upon Participant’s termination of employment for any reason other than death,

Disability or Cause, this Option, to the extent (and only to the extent) that it is vested on the date of employment termination, may be exercised by Participant no later than 90 days after the date of such termination, but in no event later than the Expiration Date.

For this purpose, “Disability” shall mean (i) if the Participant has an employment agreement with the Company that as of the Grant Date has a specified definition of the term “Disability”, the meaning specified in such employment agreement on the Grant Date and (ii) if the Participant does not have an employment agreement that so defines the term “Disability”, the inability of the Participant to perform the Participant’s duties with the Company on a full-time basis for 130 business days during any consecutive twelve month period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company.

For this purpose, “Cause” shall mean (i) if the Participant has an employment agreement with the Company that as of the Grant Date has a specified definition of the term “Cause”, the meaning specified in such employment agreement on the Grant Date and (ii) if the Participant does not have an employment agreement that so defines the term “Cause”, that the Participant: (A) fails to substantially perform the Participant’s responsibilities, after specific demand for substantial performance has been given; (B) engages in misconduct which is materially and demonstrably injurious to the Company; (C) is convicted of felony or pleads guilty or nolo contendere to a felony; or (D) engages in fraud in connection with the business of the Company or misappropriates the Company’s funds or property.

(b)           Termination Because of Death or Disability.  Upon Participant’s termination of employment because of death or Disability (or upon Participant’s death within ninety (90) days after termination of employment other than for Disability or Cause), this Option, to the extent (and only to the extent) that it is vested on the date of employment termination, may be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date of such termination, but in no event later than the Expiration Date.

(c)           Termination for Cause.  Upon Participant’s termination of employment by the Company for Cause, this Option will expire and terminate on the date of such termination or at such earlier date determined by the Committee.

(d)           Other Vesting or Exercisability Terms.  Notwithstanding anything to the contrary in Section 3 or 4 of this Agreement, to the extent Participant is a party to another agreement or arrangement with the Company that provides accelerated vesting in the event of certain types of employment terminations or any other applicable vesting-related events or provides more favorable exercise provisions, the more favorable terms of such other agreement or arrangement shall control.

5.             Manner of Exercise.

(a)           Stock Option Exercise Agreement.  To exercise this Option, Participant (or in the case of exercise after Participant’s death, Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be required by the Company from time to time (the “Exercise Agreement”), which shall set forth, inter alia, Participant’s election to exercise this Option, and the number of Shares being purchased.  If someone other than Participant exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

(b)           Limitations on Exercise.  This Option may not be exercised unless such exercise is in compliance, to the reasonable satisfaction of the Committee, with all applicable federal and state securities laws, as they are in effect on the date of exercise.

(c)           Payment.  The Exercise Agreement shall be accompanied by full payment for the Shares being purchased (the “Exercise Price”) in cash (by check), or where permitted by law:

(i)            by delivery of shares of stock of the Company (that (i) either (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of Rule 144 under the Securities Act (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) (either actual delivery or by attestation procedures established by the Company) or (2) were obtained by Participant in the open public market; and (ii) unless otherwise determined by the Committee, are free and clear of all liens, claims, encumbrances or security interests) having a Fair Market Value (determined on the date of exercise) equal to the Exercise Price;

(ii)           provided that a public market for the Company’s stock exists:  (1) through a “same day sale” commitment from Participant and a broker-dealer that is acceptable to the Company (a “Broker-Dealer”) whereby Participant irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the Broker-Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or (2) through a “margin” commitment from Participant and a Broker-Dealer whereby Participant irrevocably elects to exercise this Option and to pledge the Shares so purchased to the Broker-Dealer in a margin account as security for a loan from the Broker-Dealer in the amount of the Exercise Price, and whereby the Broker-Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company;

(iii)          by any combination of the foregoing; or

(iv)          at the discretion of the Committee and to the extent permitted by law, such other method as may be prescribed from time to time.

(d)           Tax Withholding.  Prior to the issuance of the Shares upon exercise of this Option, Participant will pay, or otherwise provide for to the satisfaction of the Company, any applicable federal or state withholding obligations of the Company. To the extent permitted by law, Participant may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a Fair Market Value (determined as of the date of exercise) equal to the statutory minimum amount of taxes required to be withheld.  In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise of this Option.

(e)           Issuance of Shares.  As promptly as is practicable after the receipt of the Exercise Agreement, in form and substance reasonably satisfactory to counsel for the Company, payment of the Exercise Price and satisfaction of applicable withholding requirements, the Company shall issue the Shares registered in the name of Participant, Participant’s authorized assignee, or Participant’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.  The Company may reasonably postpone such delivery until it receives satisfactory proof that the issuance of such Shares will not violate any of the provisions of the Securities Act, or the Exchange Act, any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules.  Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

6.             Nontransferability of Option.  This Option may not be transferred in any manner other than by will, by the laws of descent and distribution, by instruments to an inter vivos testamentary trust in which the Option is passed to beneficiaries upon the death of a Participant, or by gift to Immediate Family, which shall include for purposes of this Agreement a family limited partnership or any similar entity which is primarily for the benefit of Participant and his or her Immediate Family (provided that such portion of the Option which is intended to be an Incentive Stock Option may not be transferred by gift to Immediate Family), and may be exercised during the lifetime of Participant only by Participant or Participant’s legal representative.  The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Participant.

7.             Privileges of Stock Ownership.  Participant shall not have any of the rights of a stockholder of the Company with respect to any Shares until the Shares are issued to Participant and no adjustment shall be made for cash distributions in respect of such Shares for which the record date is prior to the date upon which such Participant or permitted transferee shall become the holder of record thereof.

8.             Entire Agreement.  The Plan is incorporated herein by reference. Except as provided in Section 4(d), this Agreement, the Plan, the Exercise Agreement and such other documents as may be executed in connection with the exercise of this Option constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.  Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on the Participant and all persons claiming under or through the Participant.

9.             No Obligation to Employ.  Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company, any Parent or any Subsidiary, or limit in any way the right of the Company, any Parent or any Subsidiary to terminate Participant’s employment or other relationship at any time, with or without Cause.

10.           Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices.  Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated last on the records of the Company.  All notices shall be deemed to have been given or delivered upon:  personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

11.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the successors of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

12.           Adjustments. In the event of any change in the outstanding shares of the Company after the Grant Date or any other event described in Section 5 of the Plan occurring after the Grant Date, the Board or the Committee shall make such equitable substitution or adjustment (including cash payments) as provided for under Section 5 of the Plan in order to preserve the value of Participant’s Option.

13.           Section 409A. If any compensation provided by this Agreement may result in the application of the Code, the Company shall, in consultation with the Participant modify the Agreement in the least restrictive manner necessary in order to, where applicable, (a) exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A or (b) comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and to make such modifications, in each case, without any diminution in the value of the payments to the Participant.

14.           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to that body of law pertaining to choice of law or conflict of law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date noted above.

MORGANS HOTEL GROUP CO.

By:

[Employee]

Exhibit A

MORGANS HOTEL GROUP CO.
2006 OMNIBUS STOCK INCENTIVE PLAN (the “Plan”)
STOCK OPTION EXERCISE AGREEMENT

I hereby elect to purchase the number of shares of Stock of Morgans Hotel Group Co. (the “Company”) as set forth below:

Participant:		Number of Shares Purchased:
Social Security Number:		Purchase Price per Share:
Address:		Aggregate Purchase Price:
Date of Option Award Agreement:

Type of Option:	Nonqualified Stock Option	Exact Name of Title to Shares:

Delivery of Purchase Price.  Participant hereby delivers to the Company the Exercise Price, to the extent permitted in the Stock Option Award Agreement as follows (check as applicable and complete):

☐	in cash (by check) in the amount of $ , receipt of which is acknowledged by the Company;

☐

by delivery of                      fully-paid, nonassessable and vested shares of the Stock of the Company (a) owned by Participant for at least six (6) months prior to the date hereof (and which have been paid for within the meaning of Rule 144 under the Securities Act) (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) (either actual delivery or by attestation procedures established by the Company) or obtained by Participant in the open public market and (b) owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $          per share;

☐	through a “same-day-sale” commitment, delivered herewith, from Participant and the Broker-Dealer named therein, in the amount of $ ; or

☐	through a “margin” commitment, delivered herewith from Participant and the Broker-Dealer named therein, in the amount of $ .

Payment of Withholding Tax.  Participant hereby delivers to the Company the amount necessary to satisfy any withholding tax obligations of the Company, to the extent permitted in the Stock Option Award Agreement as follows (check as applicable and complete):

☐	in cash (by check) in the amount of $ , receipt of which is acknowledged by the Company; or

☐	by the Company retaining shares of Stock deliverable pursuant to the exercise of this Agreement with a Fair Market Value equal to the amount of such withholding tax obligation.

Date:
Signature of Participant